Exhibit 99.1

Bioceros Holding B.V.

Financial Statements

and

Independent Auditors’ Report

December 31, 2014

and

Unaudited Financial Statements

As of June 30, 2015 and for the Six Months Ended June 30, 2015 and 2014

Utrecht, The Netherlands

(Registered office and actual place of business)

Report of Independent Auditors

The Supervisory Board and Shareholders of Bioceros Holding B.V.

We have audited the accompanying consolidated financial statements of Bioceros Holding B.V., Utrecht, the Netherlands, which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bioceros Holding B.V., Utrecht, the Netherlands, at December 31, 2014, and the consolidated result of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young Accountants LLP

Amsterdam, 16 November 2015

Consolidated Balance Sheets

(in thousands of USD, except share and per share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	1,575	1,470
Trade receivables(net of allowance for bad debts of USD 0 and USD 0)	97	338
Other receivables	269	200
Prepaid expenses	97	155
Related party loan receivable	220	218
Deferred tax assets	249	278
Total current assets	2,507	2,659

Non-current assets
Machinery and equipment, net	339	363
Deferred tax assets	510	442
Total non-current assets	849	805
Total assets	3,356	3,464

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	178	181
Accrued expenses	8	45
Deferred revenue	813	861
Other current liabilities	279	640
Total current liabilities	1,278	1,727

Non-current liabilities
Deferred revenue	117	148
Total noncurrent liabilities	117	148
Total liabilities	1,395	1,875

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, € 0.10 par value (USD 0.13); Authorized 2,300,000 shares; Issued and outstanding — 479,715 shares at December 31, 2014 and June 30, 2015; ; (liquidation preference USD 1,183 at June 30, 2015 and USD 1,305 at December 31, 2014)	65	65
Common stock, € 0.10 par value (USD 0.13); Authorized 3,000,000 shares; Issued and outstanding — 767,634 shares at December 31, 2014 and June 30, 2015	104	104
Additional paid-in capital	2,566	2,566
Other comprehensive loss	(273)	(146)
Accumulated deficit	(501)	(1,000)
Total stockholders’ equity	1,961	1,589
Total liabilities and stockholders’ equity	3,356	3,464

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Income and Comprehensive Income

(in thousands of USD)

	For the Six Months Ended, June 30,		For the Year Ended, December 31,
	2015	2014	2014
	(Unaudited)	(Unaudited)

Revenues from third parties	1,263	1,595	2,646
Revenues from EPIRUS	473	804	841
Total revenues	1,736	2,399	3,487
Cost of sales	(283)	(71)	(201)
Gross profit	1,453	2,328	3,286

Operating expenses:
Research and development	681	776	1,445
General and administrative	315	166	649
Total operating expenses	996	942	2,094
Operating income	457	1,386	1,192
Other income:
Interest income	12	30	38
Total other income	12	30	38
Income before income taxes	469	1,416	1,230
Income tax benefit (expense)	30	(81)	26
Net income	499	1,335	1,256

Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(127)	(16)	(145)
Comprehensive income	372	1,319	1,111

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Changes in Stockholders’ Equity

(in thousands of USD, except share amounts)

	Preferred stock		Common stock		Additional paid	Accumulated other comprehensive	Retained	Total stockholders’
	Shares	Amount	Shares	Amount	in capital	income/(loss)	earnings	equity
		USD		USD	USD	USD	USD	USD
Balance at December 31, 2013	479,715	65	767,634	104	2,566	(1)	(985)	1,749
Dividend	—	—	—	—	—	—	(1,271)	(1,271)
Net income	—	—	—	—	—	—	1,256	1,256
Other comprehensive loss	—	—	—	—	—	(145)	—	(145)
Balance at December 31, 2014	479,715	65	767,634	104	2,566	(146)	(1,000)	1,589

Balance at December 31, 2014	479,715	65	767,634	104	2,566	(146)	(1,000)	1,589
Net income	—	—	—	—	—	—	499	499
Other comprehensive loss	—	—	—	—	—	(127)	—	(127)
Balance at June 30, 2015 (Unaudited)	479,715	65	767,634	104	2,566	(273)	(501)	1,961

The accompanying notes are an integral part of these consolidated financial statements

Consolidated Statements of Cash Flows

	For the Six Months Ended, June 30,		For the Year Ended, December 31,
(in thousands of USD)	2015	2014	2014
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	499	1,335	1,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48	59	111
Non-cash tax expense (income)	(78)	49	(149)
Changes in operating assets and liabilities:
Trade Receivables	213	266	(7)
Other Receivables	(89)	(189)	(151)
Prepaid expenses	44	1,271	1,192
Related party loan receivable	(23)	541	525
Accounts payable	14	90	(72)
Accrued expenses and other current liabilities	(339)	(588)	(103)
Deferred revenue	15	(598)	(109)
Net cash provided in operating activities	304	2,236	2,493

Cash flows from investing activities:
Purchases of machinery and equipment	(104)	(180)	(265)
Proceeds from the sale of machinery and equipment	46	—	36
Net cash used in investing activities	(58)	(180)	(229)

Cash flows from financing activities:
Dividends paid	—	(967)	(1,271)
Net cash used in financing activities	—	(967)	(1,271)

Effect of exchange rate changes	(141)	(18)	(152)
Net increase in cash and cash equivalents	105	1,071	841
Cash and cash equivalents—Beginning of period	1,470	629	629
Cash and cash equivalents—End of period	1,575	1,700	1,470

Supplemental disclosure of cash flow information
Cash paid for income taxes	151	—	—

Notes to the Consolidated Financial Statements

1. Organization

Activities

Bioceros Holding B.V. (the “Company”), is a biopharmaceutical company incorporated in the Netherlands on May 1, 2003 which is engaged in medical research, as a service-for-fee activity for third parties or for its own risk and benefit, related to the research and development of drugs and other products for therapeutic or prophylactic use in humans, both in the Netherlands and abroad.

On September 9, 2015 the Company was acquired by EPIRUS Biopharmaceuticals, Inc (“EPIRUS”), for an aggregate purchase price of USD 14,623. EPIRUS is a global biopharmaceutical company focused on building a pure-play, sustainable, profitable and global biosimilar business. Upon completion of the sale, the Company became a wholly owned subsidiary of EPIRUS.

2. Summary of Significant Accounting Policies

Basis of presentation and principles of consolidation

The consolidated financial statements include the accounts of Bioceros Holding B.V. and its wholly owned subsidiaries: Bioceros B.V., Bioceros Molecular Biology B.V., Bioceros Antibody Development B.V., Bioceros CLD B.V. and Bioceros PD B.V., all of which are incorporated in Utrecht, The Netherlands. All significant intergroup balances and transactions have been eliminated in consolidation.

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (U.S. GAAP). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

The preparation of financial statements in conformity with US GAAP requires the use of estimations and assumptions that impact the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements and accompanying notes. The group bases its estimates and assumptions on historical experience when available and on various factors that it believes to be reasonable under the circumstances. The Company evaluates its estimates and assumptions on an ongoing basis. Actual results may differ significantly from these estimates under different assumptions or conditions.

Foreign currency translation

The consolidated financial statements are reported in thousands of United States dollars (“USD”), whereas the functional currency of the Company’s operations is the Euro, which represents the currency in which substantially all transactions of the Company are denominated.

The results of the Company’s operations are translated from Euro into US dollars based on the average exchange rates during the period, while assets and liabilities are translated into US dollars using exchange rates in effect at the period end. The resulting foreign currency translation adjustment is included in ‘Other comprehensive income/(loss)’, within the Statement of Changes in Stockholders’ Equity.

The group has not entered into any agreements or purchased any instruments to hedge potential currency risks.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of 90 days or less to be cash equivalents. Cash and cash equivalents consist of account balances held at commercial banks.

Machinery and Equipment

Machinery and equipment consists of laboratory and office equipment and is presented at cost less accumulated depreciation and, if applicable, impairments. Costs for periodic maintenance are expensed in the income statement when incurred, unless when the maintenance extends the useful life of the asset in which case the expenditure is capitalized.

Depreciation is based on the expected future useful life and calculated using the straight-line method of depreciation, taking into account any residual value. Depreciation is recorded from the date an asset is placed in service, based on an estimated useful life for each of the asset classes which ranges from three to five years.

The Company performs a review for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets may not be recoverable. The Company did not identify any long-lived asset impairments for any of the period presented.

Income Taxes

The Company uses the asset and liability method to account for income taxes, in accordance with ASC Topic 740, Income Taxes. Under this method, income tax expense is recognized for the amount of (1) taxes payable or refundable for the current year and (2) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of the available positive and negative evidence, it is more likely than not, some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We have no material uncertain tax positions for any of the reporting periods presented.

We recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2014 and June 30, 2015 we had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in our statements of income for any of the periods presented.

Revenues and deferred revenue

The Company derives its revenues from licensing arrangements and for performing research activities on the behalf of others.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable and collectability is reasonably assured

Licensing arrangements

Revenues from licensing arrangements are recorded as revenues on a straight line basis over the term of the arrangements, which is generally 12 months.

Revenues from licensing arrangements were USD 282, USD 776 and USD 965 for the periods ended June 30, 2015, June 30, 2014 and December 31, 2014, respectively.

Research activities

During the periods presented, the Company was not able to reasonably estimate the time and materials expended on individual research activity projects for customers and therefore was not able to estimate such projects’ stage of completion.  As a result, revenue on such projects was only recognised upon completion of the project, when all milestones and deliverables had been achieved and delivered.  The corresponding costs incurred for these projects were included in research and development expense in the consolidated statement of income as incurred.

Revenues from research activities were USD 1,453, USD 1,623 and USD 2,523 for the periods ended June 30, 2015, June 30, 2014 and December 31, 2014, respectively.

Deferred revenues

We generally invoice customers at the time licenses are granted or for research activities, upon reaching certain milestones or as based on the terms of each agreement.  Amounts received prior to satisfying the above revenue recognition criteria are recorded as deferred revenue in the accompanying consolidated balance sheets. Amounts not expected to be recognized within 12 months from the balance sheet date are classified as long-term deferred revenue.  Deferred revenue will be recognized as revenue in future periods when the applicable revenue recognition criteria have been met.

Research and Development Costs

Research and development costs are charged to expense as incurred. The costs include employee compensation, facilities and overhead and related costs, regulatory and other related costs.

Costs for certain development activities, are recognized based on an evaluation of the progress to completion of specific tasks. At the end of the period, we compare payments made to third-party service providers to the estimated progress toward completion of the research or development objectives. Such estimates are subject to change as additional information becomes available.

Payments for these activities are based on the terms of the individual arrangements, which may differ from the pattern of costs incurred, and are reflected in the consolidated financial statements as prepaid or accrued research and development expense, as the case may be. Upfront and milestone payments made to third parties who perform research and development services on our behalf are expensed as services are rendered.

Subsidies and other governmental credits to cover research and development costs relating to approved projects are recorded as research and development credits on a systematic basis over the period when such project costs occur.

Employee Benefits

The Company has retirement plans covering substantially all employees. The principal plans are defined contribution plans. Payments to defined contribution plans are recognized as an expense in the statement of income as they become due.  Contributions to such retirement plans were USD 7, USD 8 and USD 16, for the periods ended June 30, 2015, June 30, 2014 and December 31, 2014, respectively.

Fair value of financial instruments

Cash and cash equivalents, trade and other accounts receivable, related party loan receivable, accounts payable and accrued liabilities are reported at amounts that approximate fair value due to the short-term maturities of those instruments.  See Note 4 “Related Party Loan Receivable” for a discussion of the terms and conditions of the related party loan receivable. It was not practical to estimate the fair value of such related party loan.

Recently Issued Accounting Standards

In May 2014, the FASB issued an accounting standard update related to revenue from contracts with customers, which will supersede nearly all current US GAAP guidance on this topic and eliminate industry-specific guidance. The underlying principle is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. This accounting standard update, as amended, will be effective for the Company beginning in fiscal 2018. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. Early adoption is permitted, but no earlier than fiscal 2018.

3. Other Receivables

	June 30,	December 31,
	2015	2014
	(Unaudited)

Corporate income tax receivable	60	—
VAT receivable	54	—
Grants to be received	60	112
Other	95	88
	269	200

No allowance for doubtful receivables was recorded for any of the periods presented.

4. Related Party Loan Receivable

	June 30,	December 31,
	2015	2014
	(Unaudited)

De Boer Biotech Consultancy B.V.	220	218

A loan in the principal amount of Euro 180 (USD 218) was made to De Boer Biotech Consultancy B.V. (“De Boer”) in May 2013 with an initial term of 12 months, which was subsequently extended for a further two 12 month periods.  De Boer is a related party to Bioceros, as it is controlled by the co-founder of Bioceros, who also served as a member of the Supervisory Board of the Company until the Company’s acquisition by EPIRUS.  De Boer owned 39.53% of the shares of Bioceros prior to the acquisition of the Company by EPIRUS. The loan accrues interest at 8% per annum.  See Note 10 ‘Subsequent Events’.

5. Machinery and equipment, net

The movements in machinery and equipment are as follows:

Total

Carrying amount as of January 1, 2014	288
Additions	265
Depreciation	(111)
Disposals	(36)
Foreign exchange differences	(43)
Carrying amount as of December 31, 2014	363

Acquisition cost as of December 31, 2014	880
Cumulative depreciation and other impairments as of December 31, 2014	(517)
Carrying amount as of December 31, 2014	363

Carrying amount as of January 1, 2015	363
Additions	104
Depreciation	(48)
Disposals	(46)
Foreign exchange differences	(34)
Carrying amount as of June 30, 2015	339

Acquisition cost as of June 30, 2015	806
Cumulative depreciation and other impairments as of June 30, 2015	(467)
Carrying amount as of June 30, 2015	339

6. Income Taxes

Deferred tax assets as of January 1, 2014	686
Recognized during the period as tax benefit	72
Foreign currency translation effect	(38)
Deferred tax assets as of December 31, 2014	720
Recognized during the period as tax benefit	77
Foreign currency translation effect	(38)
Deferred tax assets as of June 30, 2015	759

	June 30,	December 31,
	2015	2014
	(Unaudited)

Current	249	278
Noncurrent	510	442
Total deferred tax assets	759	720

The deferred tax assets result from temporary differences between research and development expenditures, which are expensed when incurred for financial reporting purposes, but capitalized and depreciated for tax purposes. The deferred tax assets are recognized as management is of the opinion that it is more-likely-than-not that they will be realized as a result of the Company’s future expected taxable profits.

A reconciliation of the effective tax rate is as follows:

	For the Six Months Ended, June 30,		For the Year Ended December 31,
	2015	2014	2014
	(Unaudited)	(Unaudited)

Income before income taxes	469	1,416	1,230
Corporate tax rate (25%)	117	354	307

Effects of tax exempt amounts	(138)	(225)	(245)
Fiscal differences	(3)	—	3
Effect of Box 1 (20%) rate	(5)	(7)	(13)
Prior year correction	(1)	(41)	(78)
Income tax expense (benefit)	(30)	81	(26)

Current tax expense (benefit)	47	(8)	46
Deferred tax expense (benefit)	(77)	89	(72)
Total	(30)	81	(26)

The tax exempt amounts relate to research and development tax allowances and Netherlands ‘Innovation Box’ tax exempt income.

7. Other Current Liabilities

	June 30,	December 31,
	2015	2014
	(Unaudited)

Employee liabilities	123	394
Taxes and social securities liabilities	35	114
Accrued rent	47	57
Other	74	75
	279	640

8. Commitments and contingencies

Lease obligations

The Company is party to a property lease for its laboratories and offices in Utrecht, the Netherlands, which expires in 2017. Related expense is recognized on a straight-line basis over the term of the lease and was USD 112, USD 112 and USD 223 for the periods ended June 30, 2015, June 30, 2014 and December 31, 2014 respectively.

As of December 31, 2014, future minimum commitments under the operating lease were as follows:

USD

2015	223
2016-2017	447
670

Concentrations of Credit Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. Financial instruments that potentially subject the group to concentrations of credit risk are primarily cash and cash equivalents, trade and other receivables and related party loan receivable. The Company does not hold any collateral or other credit enhancements to cover its credit risks associated with its trade, other or related party loan receivables.  The Company has no financial instruments with off-balance-sheet risk of loss.

Revenues from EPIRUS represented 27%, 34% and 24% of the Company’s revenues for the periods ended June 30, 2015, June 30, 2014 and December 31, 2014, respectively. No other customer represented more than 10% of the Company’s revenues for any of the periods presented.

9. Capital Stock

The group’s authorized capital amounts to 5,300,000 shares, and consists of 2,300,000 preferred shares of EUR 0.10 each (USD 0.13) and 3,000,000 common shares of EUR 0.10 each (USD 0.13). Of these, 479,715 preferred shares and 767,634 common shares have been issued.

The preferred shares have an 8% cumulative dividend preference before dividends can be distributed on common shares.

Preferred shares may be converted into common shares at any time at the option of the holders of preferred shares. Moreover, the preferred shares will automatically convert into common shares at a ratio of 1:1 in the event of a Qualified IPO, being the admission to listing of the Company’s share capital on: i) any stock exchange recognized under any law incorporating the European Council Directives on Investment Services; ii) New York Stock Exchange; or iii) Nasdaq) or where the Company merges into a public company in which the merger consideration is shares which are publicly traded on any of the before mentioned stock exchange (Qualified IPO). Holders of preferred shares shall vote on an “as converted” basis on all matters, together with the holders of common shares, unless explicitly agreed otherwise.

Holders of preferred shares are entitled to receive, upon a liquidation event, the amount equal to all amounts contributed on the preferred shares minus all paid preferred dividends on the preferred shares.  If, and as soon as the paid preferred dividend equals the investment amount of EUR 1.727, the liquidation preference of the holders of preferred shares shall cease to have effect and be deemed waived by all the holders of preferred shares and from that moment, all proceeds resulting from a liquidation shall be distributed in accordance with the proportional shareholding of common shares and preferred shares. See Note 10 ‘Subsequent Events’.

10. Subsequent Events

Immediately prior to the acquisition of the Company by EPIRUS, the related party loan receivable from De Boer, including all accrued but unpaid interest, was repaid in full.  In addition, and also immediately prior to the acquisition, the Company paid its preferred stockholders an aggregate dividend of USD 1,115.  Subsequent to the payment of the preferred stock dividend, the preferred stockholders voted to convert their shareholdings on a 1:1 ratio into common stock of the Company.

As disclosed in Note 1, on September 9, 2015, the Company was acquired by EPIRUS and became a wholly-owned subsidiary of EPIRUS at that time.

The Company has evaluated subsequent events for the period from January 1, 2015 through November 16, 2015, which is the date these financial statements were issued.